                                                                   EXHIBIT 10.32


                        AMENDMENT OF BENEFITS AGREEMENT
                        -------------------------------


         THIS AGREEMENT, made and entered into as of the 1st day of October, 1998, by and between OMG AMERICAS, INC., an Ohio corporation (hereinafter referred to as the "Corporation"), and EUGENE BAK (hereinafter referred to as the "Employee"),

         WITNESSETH THAT:

         WHEREAS, Employee and the Corporation are the parties to that certain Retirement Benefit Agreement ("Original Retirement Benefit Agreement") dated January 1, 1995, under which Employee would have been entitled to receive certain benefits if he remained employed by the Corporation until attaining the normal retirement age as described therein;

         WHEREAS, the former name of OMG Americas, Inc. was Mooney Chemicals, Inc.; and

         WHEREAS, Employee and the Corporation desire to amend the benefits package provided to the Employee in the manner provided for hereunder;

         NOW, THEREFORE, in consideration of these premises and the mutual promises set forth herein, the parties hereby agree as follows:

         1. BONA FIDE AMENDMENT TO BENEFITS. Based on arm's-length negotiations between the Corporation and the Employee, the Employee shall not be entitled to the benefits as described in the Original Retirement Benefit Agreement, and the Corporation shall not be obligated to provide any of the benefits as described in the Original Retirement Benefit Agreement, and as an amendment thereof, contemporaneously herewith, the Corporation, the Employee, the Employee's spouse, and a trust for the benefit of the Employee's family, shall enter into a Split- Dollar Agreement under which the Corporation shall provide certain benefits to the Employee.

         2. MISCELLANEOUS. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto or their respective successors. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, and Employee and his heirs, executors, administrators and beneficiaries. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                           OMG AMERICAS, INC.


By: /s/ EUGENE BAK                         By: /s/ THOMAS E. FLEMING
    ----------------------                     ----------------------
    Eugene Bak                                 Thomas E. Fleming
                                               President

                             SPLIT-DOLLAR AGREEMENT
                             ----------------------


         THIS AGREEMENT, made and entered into as of the 1st day of October, 1998, by and between OMG Americas Inc., an Ohio corporation (the "corporation"), Eugene Bak (the "Employee"), and the Eugene and Barbara Bak Irrevocable Demand Trust, Marcus P. Bak, trustee, U/A dated June 11, 1998 (the "Trust" or the "Owner"),

         WITNESSETH THAT:

         WHEREAS, the Employee is employed by the corporation;

         WHEREAS, the Employee wishes to provide life insurance protection to the Trust upon the death of the survivor of the Employee and his spouse, Barbara Bak (the "Spouse"), under a policy of life insurance insuring their lives (hereinafter referred to as the "Policy"), which is described in Exhibit A attached hereto and by this reference made a part hereof, and which is being issued by the insurer designated in Exhibit A (hereinafter referred to as the "Insurer");

         WHEREAS, the Corporation is willing to pay a portion of the premiums due on the Policy as an additional employment benefit for the Employee, on the terms and conditions hereinafter set forth;

         WHEREAS, the Trust shall be the owner of the Policy and, shall possess all incidents of ownership in and to the Policy;

         WHEREAS, the Corporation wishes to have the Policy collaterally assigned to it by the Trust, in order to secure the payment of the amounts which it will pay toward the premiums on the Policy;

         NOW, THEREFORE, in consideration of these premises and of the mutual promises contained herein, the parties hereto agree as follows:

1. Purchase of Policy. The Trust has or will purchase the Policy in the total face amount designated in Exhibit A attached hereto. The parties hereto agree that they will take any further action which may be necessary to cause the Policy to conform to the provisions of this Agreement. The parties hereto agree that the Policy shall be subject to the terms and conditions of this Agreement and of the collateral assignment filed with the Insurer relating to the Policy.


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2.       Ownership of Policy. The Trust shall be the sole and absolute owner of the Policy, and may exercise all ownership rights granted to the owner thereof by the terms of the Policy, except as may otherwise be provided herein.

3.       Payment of Premiums.

         a. Thirty (30) days prior to the due date of each Policy premium, the Corporation shall notify the Employee of the exact amount due from the Employee hereunder, which shall be an amount equal to the annual cost of current life insurance protection on the life of the Employee, measured by the lower of the U.S. Life Table 38 rates, or the Insurer's current published premium rate for annually renewable term insurance for standard risks. Either the Employee, or the Owner on behalf of the Employee, shall pay such required contribution to the Corporation prior to the premium due date. If neither the Employee nor the Owner makes such timely payment, the Corporation, in its sole discretion, may elect to make the Employee's portion of the premium payment, which payments shall be recovered by the Corporation as provided herein.

         b. On or before the due date of each Policy premium, or within the grace period provided therein, the Corporation shall pay the full amount of the premium to the Insurer, and shall, upon request, promptly furnish the Employee evidence of timely payment of such premium. The Corporation shall annually furnish the Employee a statement of the amount of income reportable by the Employee for federal and state income tax purposes, if any, as a result of the insurance protection provided the Owner as the policy beneficiary.

4. Collateral Assignment. To secure the payment to the Corporation of the amount of the premiums on the Policy paid by it, the Trust has, contemporaneously herewith, assigned the Policy to the Corporation as collateral. The collateral assignment of the Policy to the Corporation hereunder shall not be terminated, altered or amended by the Trust prior to the termination of this Agreement, without the express written consent of the Corporation. The parties hereto agree to take all action necessary to cause such collateral assignment to conform to the provisions of this Agreement.

5.       Limitations on Trust's Rights in Policy.

         a. Except as otherwise provided herein or in the Collateral Assignment document relating to the Policy, the Trust shall not sell, assign, transfer, borrow against, surrender or cancel the Policy, nor change the beneficiary designation provision thereof, without in any such case, the express written consent of the Corporation.


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         b. Notwithstanding any provision hereof to the contrary, the Trust shall have the right to absolutely and irrevocably assign all of its right, title and interest in and to this Agreement to an assignee. This right shall be exercisable by the execution and delivery to the Corporation of a written assignment. Upon receipt of such written assignment executed by the Trust and duly accepted by the assignee thereof, the Corporation shall consent thereto in writing, and shall thereafter treat the Trust's assignee as the sole owner of all of the Trust's right, title and interest in and to this Agreement. Thereafter, the Trust shall have no right, title or interest in and to this Agreement, all such rights being vested in and exercisable only by such assignee.

6.       Collection of Death Proceeds.

         a. Upon the death of the Employee and his Spouse, the Corporation shall cooperate with the then acting trustee of the Trust and the beneficiary or beneficiaries designated by the Trust to take whatever action is necessary to collect the death benefit provided under the Policy; when such benefit has been collected and paid as provided herein, this Agreement shall thereupon terminate.

         b. Upon the death of the Employee and his Spouse, the Corporation shall have the unqualified right to receive a portion of such death benefit equal to the total amount of the premiums on the Policy paid by it, reduced by any outstanding indebtedness which was incurred by the Corporation and secured by the Policy, including any interest due on such indebtedness. The balance of the death benefit provided under the Policy, if any, shall be paid to the beneficiary or beneficiaries designated by the Trust, in the manner and in the amount or amounts provided in the beneficiary designation provision of the Policy. In no event shall the amount payable to the Corporation hereunder exceed the Policy proceeds payable at the death of the Employee and his Spouse. No amount shall be paid from such death benefit to the beneficiary or beneficiaries designated by the Trust until the full amount due the Corporation hereunder has been paid. The parties hereto agree that the beneficiary designation provision of the Policy shall conform to the provisions hereof.

         c. Notwithstanding any provision hereof to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Employee and his Spouse and in lieu thereof the Insurer refunds all or any part of the premiums paid for the Policy, the Corporation and the Trust's beneficiary or beneficiaries shall have the unqualified right to share such premiums based on their respective cumulative contributions thereto.


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7.       Termination of the Agreement During the Lifetime of the Employee or His
Spouse.

         a. This Agreement shall terminate, before the death of the survivor of the Employee and his Spouse, without notice, on the date that is fifteen (15) years after the date of this Agreement, provided that the Agreement shall terminate sooner upon the occurrence of any of the following events: (i) total cessation of the Corporation's business; or (ii) bankruptcy, receivership or dissolution of the Corporation.

         b. Notwithstanding Section 7a hereof, on the date that is fifteen (15) years after the date of this Agreement, if (i) this Agreement has not otherwise terminated earlier, and (ii) the cash surrender value of the policy at such time is not sufficient to maintain a death benefit under the policy of at least One Million Three Hundred Thousand Dollars ($1,300,000.00) without the further payment of premiums on the policy (assuming reasonable growth of the policy and reasonable mortality costs and other expenses, and such other reasonable assumptions as may be necessary to make such determination), this Agreement shall remain in effect until clause (ii) hereof is satisfied (when clause (ii) hereof is subsequently satisfied, this Agreement shall then terminate).

         c. In addition, the Trust may terminate this Agreement at any time, by written notice to the Corporation. Such termination shall be effective as of the date of such notice.

8. Disposition of the Policy on Termination of the Agreement During the Lifetime of the Employee or His Spouse.

         a. For sixty (60) days after the date of the termination of this Agreement during the lifetime of the Employee or his Spouse, the Trust shall have the assignable option of obtaining the release of the collateral assignment of the Policy to the Corporation. To obtain such release, the Trust or its assignee shall pay to the Corporation the total amount of the premium payments made by the Corporation on the Policy, less any indebtedness secured by the Policy which was incurred by the Corporation and remains outstanding as of the date of such termination, including any interest due on such indebtedness. Upon receipt of such amount, the Corporation shall release the collateral assignment of the Policy, by the execution and delivery of an appropriate instrument of release.

         b. If the Trust or its assignee fails to exercise such option within such sixty (60) day period, then, at the request of the Corporation, the Trust or its assignee shall execute any document or documents required by the Insurer to transfer the interest of the Trust or its assignee in the Policy to the Corporation. Alternatively, the Corporation may enforce its right


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

to be paid from the cash surrender value of the Policy under the collateral assignment of the Policy. In the event the Corporation receives an amount in excess of its premium payments on the Policy, it shall be required to pay such excess to the Trust.


9. Liquidated Damages if Corporation Fails to Pay Premiums. Notwithstanding any other provision herein, if the Corporation fails to pay all or part of a premium which it is required to pay under the terms of this Agreement, and the Corporation fails to pay such amount within thirty (30) days after receiving written notice thereof from the Owner, as liquidated damages for such breach of this Agreement, the Corporation shall not be entitled to be repaid for its premium payments on the policy in any event (whether upon the termination of this Agreement, the cancellation of the policy or the death of the surviving insured), and shall not collect any amounts hereunder or under the Collateral Assignment or the policy. Any such breach of this Agreement shall not relive the Corporation of its obligation to pay additional premiums under this Agreement.

10. Insurer Not a Party. The Insurer shall be fully discharged from its obligations under the Policy by payment of the Policy death benefit to the beneficiary or beneficiaries named in the Policy, subject to the terms and conditions of the Policy. In no event shall the Insurer be considered a party to this Agreement, or any modification or amendment hereof. No provision of this Agreement, nor of any modification or amendment hereof, shall in any way be construed as enlarging, changing, varying, or in any other way affecting the obligations of the Insurer as expressly provided in the Policy, except insofar as the provisions hereof are made a part of the Policy by the collateral assignment executed by the Trust and filed with the Insurer in connection herewith.

11. Named Fiduciary, Determination of Benefits, Claims Procedure and Administration.

         a. The Corporation is hereby designated as the named fiduciary under this Agreement. The named fiduciary shall have authority to control and manage the operation and administration of this Agreement, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Agreement.

         b.       (1) CLAIM.

         A person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Corporation, setting forth his or her claim. The request must be addressed to the Secretary of


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the Corporation at its then principal place of business.

         (2)      CLAIM DECISION.

         Upon receipt of a claim, the Corporation shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Corporation may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

         If the claim is denied in whole or in part, the Corporation shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth: (a) the specific reason or reasons for such denial; (b) the specific reference to pertinent provisions of this Agreement on which such denial is based; (c) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (d) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (e) the time limits for requesting a review under subsection (3) and for review under subsection (4) hereof.

         (3)      REQUEST FOR REVIEW.

         Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Corporation review the determination of the Corporation. Such request must be addressed to the Secretary of the Corporation, at its then principal place of business. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Secretary. If the Claimant does not request a review of the Corporation's determination by the Secretary of the Corporation within such sixty (60) day period, he or she shall be barred and estopped from challenging the Corporation's determination.

         (4)      REVIEW OF DECISION.

         Within sixty (60) days after the Secretary's receipt of a request for review, he or she will review the Corporation's determination. After considering all materials presented by the Claimant, the Secretary will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based. If special circumstances require that the sixty (60) day time period be extended, the Secretary will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days after


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


receipt of the request for review.

         (5)      REVIEW BY OTHER CORPORATE OFFICER.

         If the Secretary of the Corporation is the Claimant or a member of the family of the Claimant, the Corporation shall appoint another officer of the Corporation (who is not a member of the Claimant's family) to make such determination.

12. Amendment. This Agreement may not be amended, altered or modified, except by a written instrument signed by the parties hereto, or their respective successors or assigns.

13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and its successors and assigns, the Employee, his Spouse and their successors, assigns, heirs, executors, administrators and beneficiaries, and upon the Trust and its successors and assigns.

14. Notices. Any notice, consent or demand required or permitted to be given under the provisions of this Agreement shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

15. Governing Law. This Agreement, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, in duplicate, as of the day and year first above written.


                                            OMG AMERICAS, INC.


                                            By: /S/ THOMAS E. FLEMING
                                                ----------------------------
                                                Thomas E. Fleming
                                                President
                                                "Corporation"

                                            By: /S/ EUGENE BAK
                                                ----------------------------
                                                Eugene Bak
                                                "Employee"

                                            Eugene and Barbara Bak Irrevocable
                                            Demand Trust U/A dated June 11, 1998

                                            By: /S/ MARCUS P. BAK, TRUSTEE
                                                ----------------------------
                                                Marcus P. Bak, Trustee


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                                   EXHIBIT A


         The following life insurance policy is subject to the attached Split-Dollar Agreement:


Insurer           Northwestern Mutual Life
                  ------------------------

Insured           Eugene and Barbara Bak
                  ------------------------

Policy Number     #14-691-675
                  ------------------------

Face Amount       $ 3,032,191
                  ------------------------

Date of Issue     September 24, 1998
                  ------------------------


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